                                                                  Exhibit 99(c)

ACQUISITION OF RESUMIX, INC.

On May 11, 2000, HotJobs.com, Ltd., a Delaware corporation (the "Company"), completed its acquisition of Resumix, Inc.("Resumix"), a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated April 25, 2000.

The consideration payable by the Company was determined as a result of negotiation between the Company and certain stockholders of Resumix owning in the aggregate approximately 99.1% of the outstanding capital stock of Resumix received, in exchange for their outstanding shares of preferred stock and common stock of Resumix. The consideration paid consisted of 3,560,019 shares of common stock of the Company, of which 359,282 will be held in escrow for one year from the May 11, 2000 closing date pending satisfaction of certain conditions. As a result of the merger, all other stockholders of Resumix who were not "accredited investors" received, in exchange for each of their shares of common stock of Resumix, an amount in cash of approximately $392,000. In addition, the Company assumed Resumix's existing stock option plans, resulting in the potential additional issuance of approximately 1,100,000 shares of the Company's common stock upon the exercise of Resumix employee stock options.

The total purchase price for this transaction was approximately $45.5 million.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The Unaudited Condensed Consolidated Pro Forma Statement of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1999 and for the three months ended March 31, 2000 gives effect to the acquisition of Resumix Inc. (the "Acquisition") as if it had occurred on January 1, 1999 and January 1, 2000, respectively. The Pro Forma Statement of Operations is based on historical results of operations of HotJobs.com Ltd.and Resumix Inc. for the year ended December 31, 1999 and three months ended March 31, 2000 respectively. The Unaudited Condensed Consolidated Pro Forma Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the Acquisition as if it had occurred on March 31, 2000.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated Company after the Acquisition or of the financial position or results of operations of the consolidated Company that would have actually occurred had the Acquisition been effected on the dates indicated or which may be obtained in the future.

The Pro Forma Statement of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto. We have included the historical financial statements of Resumix elsewhere in this document.

                                HOTJOBS.COM, LTD.
            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 MARCH 31, 2000


                                                               HOTJOBS.COM        RESUMIX        ADJUSTMENTS           PRO FORMA
                                                               --------------- ---------------  ----------------    ----------------
ASSETS
Current assets:
     Cash and cash equivalents                                   $ 76,517,353     $ 2,560,000      $          -        $ 79,077,353
     Marketable securities                                         47,731,660               -                 -          47,731,660
     Accounts receivable, net                                      10,169,403       4,880,000                 -          15,049,403
     Prepaid expenses and other current assets                      2,505,719         976,000                 -           3,481,719
                                                               --------------- ---------------  ----------------    ----------------
               Total current assets                               136,924,135       8,416,000                 -         145,340,135
     Property and equipment, net                                    8,463,700       1,801,000                 -          10,264,700
     Goodwill and other intangible assets, net                              -               -        42,546,070  (a)     42,546,070
     Other Assets                                                     419,753          66,000                 -             485,753
                                                               --------------- ---------------  ----------------    ----------------
               Total assets                                     $ 145,807,588    $ 10,283,000      $ 42,546,070        $198,636,658
                                                               =============== ===============  ================    ================
Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable and accrued expenses                       $ 11,239,361     $ 2,181,000       $ 2,092,456  (a)   $ 15,512,817
     Deferred revenue - current portion                             7,151,332       7,119,000        (2,000,000) (c)     12,270,332
     Notes payable and other borrowings- current portion              808,876               -                 -             808,876
                                                               --------------- ---------------  ----------------    ----------------
               Total current liabilities                           19,199,569       9,300,000            92,456          28,592,025
Notes payable and other borrowings- excluding current portion         833,612               -                 -             833,612
Deferred revenue, excluding current portion                         1,633,061               -                 -           1,633,061
                                                                                                                                  -
                                                               --------------- ---------------  ----------------    ----------------
                Total liabilities                                  21,666,242       9,300,000            92,456          31,058,698
Stockholders' equity:
     Convertible preferred stock                                            -      36,653,000       (36,653,000)                  -
     Common stock                                                     318,546         979,000          (943,400) (a)        354,146
     Other stockholders' equity                                   123,822,800     (36,649,000)       80,050,014  (a)    167,223,814
                                                                                                                                  -
                                                               --------------- ---------------  ----------------    ----------------
               Total stockholders' equity                         124,141,346         983,000        42,453,614         167,577,960
                                                               --------------- ---------------  ----------------    ----------------
Commitments and contingencies
                                                               --------------- ---------------  ----------------    ----------------
               Total liabilities and stockholders' equity       $ 145,807,588    $ 10,283,000      $ 42,546,070        $198,636,658
                                                               =============== ===============  ================    ================


See accompanying notes to unaudited condensed consolidated pro forma financial statements.

                                HOTJOBS.COM, LTD.
       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                  HOTJOBS.COM              RESUMIX           ADJUSTMENTS           PRO FORMA
                                               ------------------      ----------------    -----------------    ----------------
Revenues                                             $20,673,814           $28,557,000      $    (2,000,000) (c)    $47,230,814
Cost of revenues                                       3,490,496             9,980,000                    -          13,470,496
                                               ------------------      ----------------    -----------------    ----------------
          Gross profit                                17,183,318            18,577,000           (2,000,000)         33,760,318
Operating expenses:
     Product development and R&D                         996,228             8,827,000                    -           9,823,228
     Sales and marketing                              23,634,186            13,380,000                    -          37,014,186
     General and administrative                       11,666,133             3,452,000           14,182,023  (a)     29,300,156
                                               ------------------      ----------------    -----------------    ----------------
          Total operating expenses                    36,296,547            25,659,000           14,182,023          76,137,570
                                               ------------------      ----------------    -----------------    ----------------
          Loss from operations                       (19,113,229)           (7,082,000)         (16,182,023)        (42,377,252)
Net interest income (expense)                          1,296,773            (1,317,000)                   -             (20,227)
Other income                                                   -               106,000                    -             106,000
                                               ------------------      ----------------    -----------------    ----------------
          Net loss before income taxes               (17,816,456)           (8,293,000)         (16,182,023)        (42,291,479)
Deemed dividend atttributable to issuance of
     convertible preferred stock                     (16,200,000)                    -                    -         (16,200,000)
Income tax benefit                                             -               177,000                    -             177,000
                                               ------------------      ----------------    -----------------    ----------------
Net loss attributable to common stcokholders       $ (34,016,456)         $ (8,116,000)       $ (16,182,023)      $ (58,314,479)
                                               ==================      ================    =================    ================
Basic and diluted net loss per common share        $       (1.46)                                                 $       (2.17)
                                               ==================                                               ================
Weighted average common shares outstanding         23,334,936.00                                  3,560,019  (b)     26,894,955
                                               ==================                          =================    ================

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

                           HOTJOBS.COM, LTD.
     UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2000


                                                    HOTJOBS.COM              RESUMIX           ADJUSTMENTS           PRO FORMA
                                                   ----------------      ----------------    -----------------    ----------------
Revenues                                               $13,879,610            $6,050,000      $      (500,000) (c)    $19,429,610
Cost of revenues                                         2,496,860             2,154,000                    -           4,650,860
                                                   ----------------      ----------------    -----------------    ----------------
          Gross profit                                  11,382,750             3,896,000             (500,000)         14,778,750
Operating expenses:
     Product development and R&D                           942,409             1,528,000                    -           2,470,409
     Sales and marketing                                19,682,615             1,865,000                    -          21,547,615
     General and administrative                          4,969,837               915,000            3,545,506  (a)      9,430,343
                                                   ----------------      ----------------    -----------------    ----------------
          Total operating expenses                      25,594,861             4,308,000            3,545,506          33,448,367
                                                   ----------------      ----------------    -----------------    ----------------
          Loss from operations                         (14,212,111)             (412,000)          (4,045,506)        (18,669,617)
Net interest income                                      1,904,703                 7,000                    -           1,911,703
Other expense                                                    -               (83,000)                   -             (83,000)
                                                   ----------------      ----------------    -----------------    ----------------
Net loss                                               (12,307,408)             (488,000)          (4,045,506)        (16,840,914)
                                                   ================      ================    =================    ================
Basic and diluted net loss per common share                  (0.39)                                                         (0.48)
                                                   ================                                               ================
Weighted average common shares outstanding              31,569,033                                  3,560,019  (b)     35,129,052
                                                   ================                          =================    ================

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a) On May 11, 2000, HotJobs.com, Ltd. ("HotJobs") acquired Resumix, Inc. ("Resumix") for approximately $45.5 million including acquisition costs pursuant to the terms of an Agreement and Plan of Merger dated April 25, 2000 (the "Resumix Merger Agreement"), among HotJobs, Resumix Acquisition Corp., Resumix, Ceridian Corporation, General Atlantic Partners 48, L.P., Gap Coinvestment Partners, L.P., Double Diamond Associates, LLC and Stephen J. Ciesitski. Pursuant to the terms of the Resumix Merger Agreement, Resumix Acquisition Corp., a wholly-owned subsidiary of HotJobs, merged with and into Resumix and Resumix became a wholly-owned subsidiary of HotJobs. The acquisition will be accounted for as a purchase business combination. The consideration paid by HotJobs in connection with the acquisition of Resumix consisted of the following:
      3,560,019 shares of HotJobs common stock valued at approximately $39.4 million. In addition, stockholders not considered "accredited investors" received, in exchange for each of their shares of common stock of Resumix, an amount in cash of approximately $392,000. In addition, the Company assumed Resumix's existing stock option plans, resulting in the potential additional issuance of approximately
      1,100,000 shares of the Company's common stock upon the exercise of Resumix employee stock options. These options have a ten year term, with exercise prices of $1.41, $8.00 and $12.24 per share, resulting in an addition to the purchase price of approximately $4 million. The Company has estimated acquisition costs of approximately $1.7 million.

The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of Resumix at March 31, 2000, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (May 11, 2000).

The allocation is preliminary and may be subject to change upon evaluation of the fair value of Resumix's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets. We cannot assure that the actual fair values will not differ significantly from the net book values reflected in the pro forma financial information.

Assuming the transaction had occurred on March 31, 2000, the allocation would have been as follows:

------------------------------------------------------------
Assets acquired:
------------------------------------------------------------
Cash                               $ 2,560,000
------------------------------------------------------------
Accounts receivables                 4,880,000
------------------------------------------------------------
Prepaid royalties                      580,000
------------------------------------------------------------
Other assets                           396,000
------------------------------------------------------------
Property and equipment               1,801,000
------------------------------------------------------------
Other non-current assets                66,000
------------------------------------------------------------
Goodwill and other intangibles      42,546,070
------------------------------------------------------------
                                   -----------
------------------------------------------------------------
Liabilities assumed                (7,300,000)
------------------------------------------------------------
                                   -----------
------------------------------------------------------------
Purchase price                     $45,529,070
------------------------------------------------------------
                                   ===========
------------------------------------------------------------

The Pro Forma adjustment reconciles the historical balance sheet of Resumix at March 31, 2000 to the allocated purchase price assuming the transaction had occurred on March 31, 2000.

Goodwill and other intangible assets are amortized over a period of three years, the expected period of benefit. The Pro Forma adjustment to the statements of operations reflects twelve months of amortization expense for the year ended December 31, 1999, assuming the transaction occurred on January 1, 1999 and three months of amortization expense for the three months ended March 31, 2000, assuming the transaction occurred on January 1, 2000, respectively. The value of the goodwill and intangible assets as of March 30, 2000 would have been approximately $42.5 million.


(b) In connection with the acquisition of Resumix, the Company issued 3,560,019 shares of HotJobs' common stock, par value $.01 per share, to Resumix shareholders who were accredited investors. The pro forma basic net loss per common share is computed by dividing the net loss attributable to the calculation of the weighted average number of shares outstanding. The calculation of the weighted average number of shares outstanding assumes that shares issued in connection with the acquisition were outstanding for the entire periods.

(c) Deferred revenue has been adjusted to reflect the estimated future costs to be incurred in servicing the Company's deferred arrangements. The adjustment is preliminary and the Company is in the process of analyzing these costs to calculate a more accurate estimate of future costs.